                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-47577) and related Prospectus of Queen Sand Resources, Inc. for the registration of 3,401,366 shares of its Common Stock and to the incorporation by reference therein of our reports dated (a) April 15, 1997, with respect to the statement of revenues and direct operating expenses of the Core Properties for the year ended June 30, 1996 included in its Current Report on Form 8-K/A-1 dated March 26, 1997/February 20, 1997 and (b) September 18, 1997 and September 16, 1997, respectively, with respect to the financial statements of Queen Sand Resources, Inc. for the year ended June 30, 1997, and the statements of operating revenues and direct operating expenses of the Collins and Ware Properties for the years ended June 30, 1997 and 1996 included in its Annual Report (Form 10-KSB), both filed with the Securities and Exchange Commission, and Form 10-KSB/A filed April 23, 1998.

                                          /s/ Ernst & Young LLP
                                          ---------------------------
                                          Ernst & Young LLP


April 22, 1998